EX.99.77Q1

DIVIDEND AND INCOME FUND

BYLAWS

As of March 13, 2017

These Bylaws are made and adopted pursuant to Article IV of the Agreement and Declaration of Trust of Dividend and Income Fund dated as of the date hereof, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

REGISTERED OFFICE

Section 1. Registered Office.  The registered office of the Trust in the State of Delaware shall be located in Wilmington, Delaware, or such other place as determined by the President of the Trust. The Trust may, in addition, establish and maintain such other offices and places of business as the Board of Trustees may, from time to time, determine or the business of the Trust may require.
ARTICLE II
SHAREHOLDERS
Section 1. Place of Meeting.  All meetings of the Shareholders shall be held at the principal executive office of the Trust or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of such meeting.
Section 2. Annual Meetings.  The Trust shall hold an annual meeting of its Shareholders to elect Trustees and transact any other business within its powers, provided so long as the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), the Trust is not required to hold an annual meeting in any year in which the election of Trustees is not required to be acted upon under the 1940 Act.  The annual meeting, if any, shall be held at such date, time, and place or by remote communication, as the Board of Trustees, or any duly constituted committee of the Board, shall determine.  Except as provided otherwise in the Declaration, these Bylaws, or the Delaware Act, no business may be considered at an annual meeting unless specified in the notice or raised by the chairman of the meeting appointed or otherwise made pursuant to Section 10 of this Article II.  The failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid act of the Trust.
Section 3. Special Meetings.
(a) General.  The Chairman of the Board of Trustees, President, or Board of Trustees may call a special meeting of the Shareholders.  Any such special meeting shall be held at such date, time, and place or by remote communication as may be designated by the Chairman of the Board of Trustees, President, or Board of Trustees, whoever has called the meeting.  Subject to subsection (b) of this Section 3, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b) Shareholder Requested Meetings.   (1) Any Shareholder of record (a "Shareholder of record" is hereby defined for all purposes of these Bylaws as a Shareholder whose name and address appears on the Trust's share ledger pursuant to Article VI hereof) seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such Shareholder (or such agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.  Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than 90 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within 20 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the 90th day after the first date on which the Record Date Request Notice is received by the Secretary.
(2) In order for any Shareholder to request a special meeting ("Shareholder Requested Meeting"), one or more written requests for a special meeting signed by Shareholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series, and number of all Shares which are owned by each such Shareholder, and the nominee holder for, and number of, shares owned by such Shareholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date.  Any requesting Shareholder may revoke his, her, or its request for a special meeting at any time by written revocation delivered to the Secretary.
(3) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials).  The Secretary shall not be required to notify Shareholders entitled to notice of the Shareholder Requested Meeting and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives prior payment of such reasonably estimated cost.
(4) In the case of any Shareholder Requested Meeting, such meeting shall be held at such date, time, and place, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be considered present in person and may vote at the such meeting, as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Trustees fails to designate, within 20 days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date, time, or place, if any, or the means of remote communication, if any, by which Shareholders and proxy holders may be considered present in person and may vote at the such meeting, for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within 20 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust.  In fixing a date for any special meeting, the Board of Trustees may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting, and any plan of the Board of Trustees to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(5) If written revocations of requests for the Shareholder Requested Meeting have been delivered to the Secretary and the result is that Shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a Shareholder Requested Meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been given to all Shareholders, refrain from giving the notice of the meeting to all Shareholders and send to all requesting Shareholders who have not revoked such requests written notice of such revocation of a request for the meeting, generally without identifying from whom the revocation was received, or (ii) if the notice of meeting has been given to all Shareholders, revoke the notice of the meeting at any time before the commencement of the meeting.  Any request for a Shareholder Requested Meeting received after the occurrence of (i) or (ii) above shall be considered a new Record Date Request Notice pursuant to Section 3 hereof.
(6) The Chairman of the Board of Trustees, the President, or the Board of Trustees may appoint independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) ten Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust as to whether the valid requests received by the Secretary represent at least a majority of the issued and outstanding Shares that would be entitled to vote at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7) For purposes of these Bylaws, "Business Day" shall mean any day the New York Stock Exchange is open for trading.
Section 4. Notice of Meetings.   Not less than 10 nor more than 90 days before each Shareholders' meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each Shareholder entitled to vote at, or entitled to notice of, such meeting.   The notice shall state: (1) the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and may vote at the meeting; and (2) the purpose of the meeting, if: (i) the meeting is a special meeting; or (ii) notice of the purpose is required by any other provision of the Delaware Act. For purposes of this Section 4, notice is given to a Shareholder when it is: (i) personally delivered to the Shareholder; (ii) left at the Shareholder's residence or usual place of business; (iii) mailed to the Shareholder at the Shareholder's address as it appears on the records of the Trust; or (iv) transmitted to the Shareholder by an electronic transmission to any address or number of the Shareholder at which the Shareholder receives electronic transmissions.  If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder as aforesaid; if transmitted to the Shareholder by an electronic transmission, notice shall be deemed to be given when sent to any address or number of the Shareholder at which the Shareholder receives electronic transmissions.  Notice of any Shareholders' meeting need not be given to any Shareholder who before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of Shareholders meetings, or to any Shareholder who is present at such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the non-receipt of any such notice by, any of the Shareholders shall not invalidate any action otherwise properly taken by or at such meeting.

Section 5. Quorum; Adjournment of Meetings.  At a meeting of Shareholders the presence, in person or by proxy, of not less than one-third of the votes entitled to be cast at the meeting constitutes a quorum; but this section shall not affect any requirement under the Declaration, these Bylaws, or any applicable statute for the vote necessary for the adoption of any measure.  Whether or not a quorum is present, at any meeting of the Shareholders the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without further notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The Shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.
Section 6. Voting.  Unless otherwise provided by the Declaration, at a meeting of Shareholders each whole Share shall be entitled to one vote on each matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. To be approved, adopted, or authorized at a meeting of Shareholders, a matter must receive in the event it has been approved by a majority of the Continuing Trustees the affirmative vote of a majority of all the votes cast at the meeting at which a quorum is present or, in the event it has not been so approved by the Continuing Trustees, the affirmative vote of at least 75% of the outstanding Shares of the Trust entitled to be voted at the meeting at which a quorum is present, provided in each event, however, more or fewer votes cast may be required to approve any matter if so provided by the Declaration, these Bylaws, or any applicable statute. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.
Section 7. Inspectors. The Continuing Trustees, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed or if appointed not deemed appropriate by the chairman of the meeting, the chairman of the meeting may at any time appoint one or more new or replacement inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Continuing Trustees or by the chairman of the meeting.  Each inspector so appointed shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his or her ability, and shall after the election make a certificate of the result of the vote taken.  No candidate at the meeting for the office of Trustee shall be appointed such inspector.
Subject to the direction and supervision of the chairman of the meeting, the inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.  Each such report shall be in writing and certified by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the certified report of a majority shall be the report of the inspectors.  The determination of such inspector or inspectors as to the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the form, validity and effect of proxies or ballots, all challenges and questions arising in connection with the right to vote, the count or tabulation of all votes, ballots or consents, and all other matters upon which their certificate would be based shall be deemed final and conclusive, and such inspectors' determinations shall not be subject to challenge or review prior to or following the issuance of their certificate, unless such challenge or review is approved by the vote of a majority of the Continuing Trustees.  If no challenge or review is so approved, all documents of whatever kind and nature relating to any matters upon which the certificate could be based may be discarded by the officers of the Trust in their sole discretion after 30 days of issuance of the inspectors' certificate.

Section 8. Shareholders Entitled to Vote.  If the Board of Trustees, or any duly constituted committee of the Board, sets a record date for the determination of Shareholders entitled to notice of or to vote at any Shareholders' meeting in accordance with these Bylaws, each Shareholder of the Trust shall be entitled to vote, in person or by proxy, each Share standing in his name on the books of the Trust on such record date. If no record date has been fixed and these Bylaws do not otherwise provide for a record date in the circumstances, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is first mailed or otherwise given or the thirtieth day before the meeting, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.
Section 9. Validity of Proxies, Ballots.  In an uncontested matter or uncontested election of a Trustee or Trustees, a Shareholder may cast the votes entitled to be cast by the Shares owned of record by the Shareholder in person or by proxy executed by the Shareholder or the Shareholder's duly authorized agent in any manner not prohibited by law.  In the event of a proposal by anyone other than the Continuing Trustees is submitted to a vote of the Shareholders of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting.  Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date.  At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Trust or the person acting as secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed for the meeting in which event such inspector of election shall decide all such questions as provided in Section 7 of this Article.
Section 10. Organization and Conduct of Shareholders' Meetings.  Every meeting of Shareholders shall be conducted by an individual appointed by the Continuing Trustees to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Trustees or, in the case of a vacancy in the office or absence or unwillingness of the Chairman of the Board of Trustees, by one of the following officers present at the meeting:  the Vice Chairman of the Board of Trustees, if there be one, the President, the Vice Presidents in their order of rank or seniority, or, in the absence of such officers, a chairman chosen by the Shareholders by the vote of a majority of the votes cast by Shareholders present in person or by proxy.  The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary.  In the event that the Secretary presides at a meeting of the Shareholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations, and procedures and take such action as, in the discretion of such chairman, are appropriate, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (c) requiring proof of identification and ownership as a Shareholder of record or authorization as proxy; (d) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (e) limiting the time allotted to questions or comments by participants; (f) maintaining order and security at the meeting; (g) removing any Shareholder or any other individual who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chairman of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11. Action Without a Meeting.   Any action required or permitted to be taken by Shareholders at a meeting of Shareholders may be taken without a meeting if (a) all Shareholders entitled to vote on the matter consent to the action in writing, (b) all Shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) the consents and waivers are filed with the records of the meetings of Shareholders.
Section 12. Advance Notice of Shareholder Nominations for Trustee and Other Shareholder Proposals.
(a) Annual Meetings of Shareholders.  (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees, or any duly constituted committee of the Board, or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12(a).
(2) For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 12, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by the Shareholders.  To be timely, a Shareholder's notice shall set forth all information required under this Section 12 and shall be delivered to the Secretary at the principal executive office of the Trust not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for preceding year's annual meeting; provided, however, that in the event that either the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice of the preceding year's annual meeting or there was no annual meeting in the preceding year, notice by the Shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of the mailing of the notice of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a Shareholder's notice as described above.  No Shareholder may give a notice to the secretary described in this Section 12(a)(2) unless such Shareholder holds a certificate or certificates, as the case may be, for all Trust shares owned by such Shareholder, and a copy of each such certificate shall accompany such Shareholder's notice to the secretary in order for such notice to be effective.

Such Shareholder's notice shall set forth (i) as to each individual whom the Shareholder proposes to nominate for election or reelection as a Trustee, (A) the name, age, business address, and residence address of such individual, (B) the class, series, and number of any Shares of the Trust that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) the determination of such Shareholder as to whether any such individual is, or is not, an Interested Person (as defined in Article III, Section 10 of these Bylaws) of the Trust, and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to verify such determination, (E) sufficient information to enable the Nominating Committee of the Board of Trustees to make the determination as to the proposed nominee's qualifications required under Article III, Section 2(b) of the Bylaws and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting, and any material interest in such business of such Shareholder and any Shareholder Associated Person (as defined in subsection (c)(4) of this Section 12, below), individually or in the aggregate, including any anticipated benefit to the Shareholder and any Shareholder Associated Person therefrom, (iii) as to the Shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all Shares of the Trust which are owned by such Shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person and (iv) as to the Shareholder giving the notice and any Shareholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 12(a), the name and address of such Shareholder, as they appear on the Trust's share ledger and current name and address, if different, and of such Shareholder Associated Person.
(3) Notwithstanding anything in this subsection (a) of  this Section 12 to the contrary, in the event the Board of Trustees increases or decreases the number of Trustees in accordance with Article III, Section 2(a) of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the preceding year's annual meeting, a Shareholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.
(b) Special Meetings of Shareholders.   Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting.  Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12.  In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more individuals to the Board of Trustees, any such Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust's notice of meeting, if the Shareholder's notice required by subsection (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a Shareholder's notice as described above. No Shareholder may give a notice to the secretary described in this Section 12(b) unless such Shareholder holds a certificate or certificates, as the case may be, for all Trust shares owned by such Shareholder, and a copy of each such certificate shall accompany such Shareholder's notice to the secretary in order for such notice to be effective.

(c) General.   (1)      Upon written request by the Secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 12.  If a Shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.
(2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for nomination for election as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with this Section 12.  The chairman of the meeting shall have the sole and final power to determine at any time prior to or at the meeting whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.  No action by the Trust or any other person shall be deemed an amendment or waiver of the requirements of this Section 12 unless approved by a resolution adopted by the Board of Trustees.
(3) For purposes of this Section 12, "public announcement" shall mean disclosure (i) reported by the Dow Jones News Service, Associated Press or comparable news service, (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act or (iii) is a press release disseminated through BusinessWire, Marketwire, or comparable press release service.
(4) For purposes of this Section 12, "Shareholder Associated Person" of any Shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Shareholder and (iii) any person controlling, controlled by, or under common control with such Shareholder Associated Person.
(5) Notwithstanding the foregoing provisions of this Section 12, a Shareholder shall also comply with all applicable requirements of the Declaration and Bylaws (including, without limitation, Article III, Section 2 regarding qualifications), state law, and the Exchange Act and the 1940 Act and any rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this Section 12 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE III
BOARD OF TRUSTEES
Section 1. Powers.  Except as otherwise provided by law, by the Declaration or by these Bylaws, the business and affairs of the Trust shall be managed under the direction of, and all the powers of the Trust shall be exercised by or under authority of, its Board of Trustees.
Section 2. Number of Trustees:  Qualifications.
(a) Number of Trustees.  The total number of Trustees of the Trust shall be fixed in the manner set forth in the Declaration.
(b) Qualifications.  (1) To qualify as a nominee for a Trusteeship or election as  a Trustee, an individual, at the time of nomination or election as the case may be, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Trust, (B) shall have a master's degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission; and (C) shall not serve as a Trustee or officer of another closed end investment company unless such company is managed by the Trust's investment manager or investment adviser or by an affiliate of either; and (D) shall not serve or have served within the past 3 years as a trustee of any closed-end investment company which, while such individual was serving as a trustee or within one year after the end of such service, ceased to be a closed-end investment company registered under the 1940 Act, unless such individual was initially nominated for election as a trustee by the board of trustees of such closed-end investment company, or (ii) shall be a current Trustee of the Trust.
(2) In addition, to qualify as a nominee for a Trusteeship or election as a Trustee at the time of nomination or election as the case may be, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the "Policy"), adopted by the Board on May 8, 2012, as subsequently amended or modified, and (ii) an individual who is not an incumbent Trustee shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a Trustee.
(3) In addition, to qualify as a nominee for a Trusteeship or election as a Trustee at the time of nomination or election as the case may be, a person shall not, if elected as a Trustee, cause the Trust to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Declaration, or any general policy adopted by the Board of Trustees regarding either retirement age or the percentage of Interested Persons and non-Interested Persons to comprise the Trust's Board of Trustees.
(4) The Nominating Committee of the Board of Trustees, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications.  Any individual not so nominated by the Nominating Committee of the Board of Trustees shall be deemed not to satisfy the foregoing qualifications, unless the Nominating Committee adopts a resolution setting forth the affirmative determination that such individual satisfied the foregoing qualifications.  Any individual who does not satisfy the qualifications set forth herein, unless waived by the Nominating Committee, shall not be eligible for nomination or election as a Trustee and the selection and nomination, or recommendation for nomination by the Board of Trustees, of candidates for election by the Nominating Committee shall be deemed to be its determination such qualifications are satisfied or waived for such candidate .

Section 3. Election.   Unless all nominees for Trustee are approved by a majority of the Continuing Trustees, the affirmative vote of the holders of at least 75% of the outstanding Shares of the Trust entitled to be voted shall be required to elect a Trustee.  If all nominees for Trustee are approved by a majority of the Continuing Trustees, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Trustee.
Section 4. Vacancies and Newly Created Trusteeships.  Any Trustee elected to fill a vacancy shall hold office for the remainder of the full term of the Trusteeship in which the vacancy occurred and until a successor is elected and qualifies.
Section 5. Place of Meeting.  The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
Section 6. Regular Meetings.   The Board of Trustees from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Trustees may determine.  Notice of such meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Trustee not present at the meeting at which such change was made in the manner provided in Section 8 of this Article III for notice of special meetings.  Members of the Board of Trustees or any committee designated thereby may participate in any meeting of such Board or committee, regular or special, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, to the extent not inconsistent with the 1940 Act.
Section 7. Special Meetings.   Special meetings of the Board of Trustees may be held at any time or place and for any purpose when called by the Chairman of the Board, the President, or a majority of Continuing Trustees then in office.
Section 8. Notice.  Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each Trustee at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute, the Declaration or these Bylaws.

Section 9. Waiver of Notice.  No notice of any meeting of the Board of Trustees or a committee of the Board need be given to any Trustee who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the meeting.
Section 10.  Quorum and Voting.
(a) General.  At all meetings of the Board of Trustees, the presence of a majority of the Trustees then in office shall constitute a quorum for the transaction of business by the Board.  In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present.  The action of a majority of Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless (1) the concurrence of a greater proportion is required for such action by law, by the Declaration or by these Bylaws or (2) the concurrence of the Continuing Trustees is required for such action, in which case the action of a majority of Continuing Trustees present at a meeting at which a majority of the Continuing Trustees is present shall be the action of the Board of Trustees.  If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of a majority of Trustees, which is not less than the number necessary to approve the matter if a quorum were constituted, shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute or by the Declaration or these Bylaws.
 (b) Approval of Contracts.
(1) Definitions.  In this Article III, Section 10(b), the following words have the following meanings:
(A) "Contract" means an investment advisory agreement, a sub-advisory agreement or a management agreement between the Trust and an Affiliated Person (as such term is defined by Section 2(a)(3) of the 1940 Act) of any (i) Disinterested Trustee serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Trustees or (ii) Disinterested Trustee who has served on the Board in the two years preceding the date on which the investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Trustees.
(B)  "Control" has the meaning stated in Section 2(a)(9) of the 1940 Act.
(C)  "Disinterested Trustee" means a Trustee who is not an Interested Person with respect to the Trust.
(D)  "Interested Person" has the meaning stated in Section 2(a)(19) of the 1940 Act.
(2) Approval Required.  In addition to the approval required under the 1940 Act, the affirmative vote of at least 75% of all the Disinterested Trustees who are not Affiliated Persons of a proposed party to a Contract shall be required to approve the Contract.

(3) Amendment and Repeal.  This Article III, Section 10(b) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75% of the Continuing Trustees.
(c) Conditional Tender Offer.
(1) Definitions.  In this Article III, Section 10(c), the following words have the following meanings.
(A) "Contract" means an investment advisory agreement, a sub-advisory agreement or a management agreement between the Trust and (i) an Affiliated Person of any Disinterested Trustee, (ii) a person (or an Affiliated Person of that person) who nominated any Disinterested Trustee serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management is considered for approval by the Board of Trustees, or (iii) a person who controls the Trust (or an Affiliated Person of that person).
(B)  "Control" has the meaning stated in Section 2(a)(9) of the 1940 Act.
(C)  "Disinterested Trustee" means a Trustee who is not an Interested Person with respect to the Trust.
(D)  "Interested Person" has the meaning stated in Section 2(a)(19) of the 1940 Act.
(2) General.  Not more than 45 days after the day on which a Contract is approved by the Board of Trustees, the Trust shall commence a tender offer (the "Tender Offer") for not less than 50% of all the outstanding shares of the Trust nor more than any percentage of the outstanding shares that would require a vote of the Shareholders under applicable law for a price per share of not less than 99% of the net asset value per share unless the Contract, in addition to any approvals required under applicable law, the Declaration and the Bylaws, has been approved by the affirmative vote of at least 75% of the Continuing Trustees.  The Trust shall pay for the shares tendered pursuant to the Tender Offer promptly after the expiration date of the Tender Offer.  The Tender Offer shall be unconditional except as provided in subsection (3) of this Section 10(c).  The Tender Offer may be modified by the Trust only to the extent necessary to comply with the 1940 Act and the rules adopted thereunder, the Exchange Act and the rules adopted thereunder, the rules of the New York Stock Exchange applicable to listed companies, as amended, or if the Trust is not listed on the New York Stock Exchange, the rules of the stock exchange or market where the Trust's Shares are listed (the "Exchange"), and the Delaware Act.  If any such required modification affects the percentage of outstanding shares of the Trust which the Trust would offer to purchase pursuant to the Tender Offer, the Trust shall reduce that percentage only by such minimum amount as is necessary for the Tender Offer to comply with the rules and regulations described in the foregoing sentence of this subsection.
(3) Certain Conditions of the Tender Offer .  Notwithstanding any other provision of this Section 10(C), the Trust shall modify the Tender Offer only to the extent necessary to ensure that the Tender Offer, if consummated, would not (A) result in the delisting of the Trust's shares from the Exchange (if the Exchange has advised the Trust that it would currently consider delisting the shares) or (B) in the written opinion of counsel to the Trust, pose a substantial risk that the Trust would lose its status as a regulated investment company under the Internal Revenue Code, as amended, and the rules adopted thereunder (which would make the Trust a taxable entity, causing the Trust's income to be taxed at the corporate level in addition to the taxation of Shareholders who receive dividends from the Trust).

(d) Subject to this Section 10(b) and (c) and except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.
Section 11. Action Without a Meeting.   Except as otherwise limited by the 1940 Act, any action which may be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting if the number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to such action in writing or by electronic means, and such consent is filed with the minutes of proceedings of the Board or committee. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.
Section 12. Compensation of Trustees.  Except as otherwise provided in this Section, Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be determined by resolution of the Board of Trustees.  A Trustee who is an Affiliated Person of a holder of more than 5% of the outstanding shares of the Trust shall not be entitled to fees or expenses arising out of service as a Trustee of the Trust.
ARTICLE IV
COMMITTEES
Section 1. Number, Tenure and Qualifications.  The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee,  a Nominating Committee, and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.  There shall also be a Committee of the Board of Trustees consisting solely of all Continuing Trustees then in office, which Committee shall have the power to take all actions delegated to the Continuing Trustees by the Declaration or these Bylaws.
Section 2. Powers.  The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees, except as prohibited by law.
Section 3. Meeting.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall other provide.
Section 4. Telephone Meeting.   Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone, internet, or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. Written Consent by Committee.  Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent to such action is executed in writing or by electronic means by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.
Section 6. Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.
Section 7. Executive Committee.  Unless otherwise provided by resolution of the Board of Trustees, when the Board of Trustees is not in session the Executive Committee shall exercise the powers of the Board of Trustees between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee.
ARTICLE V
OFFICERS
Section 1. General.  The officers of the Trust shall be a President, a Secretary and a Treasurer, and may include one or more Vice Chairman, Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 10 of this Article.
Section 2. Election, Tenure and Qualifications.  The officers of the Trust, except those appointed as provided in Section 10 of this Article V, shall be elected by the Board of Trustees at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter from time to time as appropriate.  Except as otherwise provided in this Article V, each officer elected by the Board of Trustees shall hold office until his successor shall have been elected and qualified.  Any person may hold one or more offices of the Trust.
Section 3. Removal and Resignation.  Whenever in the judgment of the Board of Trustees the best interest of the Trust will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Trustees, or the Executive Committee, given at any time.  Any officer may resign his office at any time by delivering a written resignation to the Board of Trustees, the President, the Secretary, or any Assistant Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 4. President.  The President shall be the chief executive officer of the Trust and, in the absence or unwillingness of the Chairman of the Board or Vice Chairman or if no Chairman of the Board or Vice Chairman has been elected, shall preside at all Shareholders' meetings.  Subject to the supervision of the Board of Trustees, the President shall have general charge of the business, affairs and property of the Trust and general supervision over its officers, employees and agents.  Except as the Board of Trustees may otherwise order, the President or may sign in the name and on behalf of the Trust all deeds, bonds, contracts, or agreements.  The President shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Trustees.
Section 5. Chairman.  The Chairman shall be the Chairman of the Board of Trustees and shall preside at all Trustees' meetings and Shareholders' meetings.  The Chairman shall be a Trustee.  Except as the Board of Trustees may otherwise order, he may sign in the name and on behalf of the Trust all deeds, bonds, contracts, or agreements.  He shall exercise such other powers and perform such other duties , or delegate them as permitted by law or the Board of Trustees, as from time to time may be assigned to him by the Board of Trustees.

Section 6. Vice Chairman.  The Board of Trustees may from time to time elect a Vice Chairman who shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Trustees, Chairman of the Board or the President.  At the request of, or in the absence or unwillingness or in the event of the disability of the Chairman of the Board, the Vice Chairman may perform all the duties of the Chairman of the Board or the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon such representative officers.
Section 7. Vice President.  The Board of Trustees may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Trustees or the President, as the case may be.  At the request or in the absence or disability of the President, as the case may be, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 8. Treasurer and Assistant Treasurers.  The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Trustees a like report for such fiscal year.  He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Trustees.
Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Trustees may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.
Section 9. Secretary and Assistant Secretaries.  The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in books to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, including the stock books and such other books and papers as the Board of Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. He shall perform such other duties as appertain to his office or as may be required by the Board of Trustees.
Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Trustees may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.
Section 10. Subordinate Officers.  The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.
Section 11. Remuneration.  The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 10 of this Article V.

Section 12. Surety Bonds.  The Board of Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.
ARTICLE VI
SHARES
Section 1. Shares of Beneficial Interest.  The interest of each Shareholder of the Trust shall be represented by shares of beneficial interest in such form as the Board of Trustees may from time to time prescribe.  The Board of Trustees may authorize the issuance of certificated and uncertificated shares by the Trust, and may prescribe procedures for the issuance and registration or transfer thereof, and with respect to such other matters relating to certificated and uncertificated shares as the Board of Trustees may deem appropriate.  To the extent permitted by law, such authorization may affect previously issued and outstanding shares represented by certificates whether or not such certificates shall have been surrendered to the Trust.
In the event that the Board of Trustees authorizes the issuance of uncertificated shares of beneficial interest, the Board of Trustees may, in its discretion and at any time, discontinue or re-continue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of shares of the Trust.
Section 2. Transfer of Shares.  Shares of the Trust shall be transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative (i) if a certificate or certificates have been issued, upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Trustees. The Shares of the Trust may be freely transferred, and the Board of Trustees may, from time to time, adopt rules and regulations with reference to the method of transfer of the Shares of the Trust. The Trust shall be entitled to treat the holder of record of any Share as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Delaware.
Section 3. Share Ledgers.  The share ledgers of the Trust, containing the names and addresses of the Shareholders and the number of shares held by them respectively, shall be kept at the principal office of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.  The share ledgers of the Trust shall be considered confidential and shall not be made available, except as required by applicable law to be made available to Shareholders of record for a proper purpose in such capacity.

Section 4. Transfer Agents and Registrars.  The Board of Trustees or the President may from time to time appoint or remove transfer agents and/or registrars of transfers of Shares of the Trust, and it may appoint the same person as both transfer agent and registrar.
Section 5. Fixing of Record Date.  The Board of Trustees or any committee thereof may fix in advance a date as a record date for the determination of the Shareholders entitled to notice of, or to vote at, any Shareholders' meeting or any adjournment thereof, or to express consent to action in writing without a meeting, or to receive payment of any dividend or other distribution, or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 120 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; and (3) in the case of a meeting of Shareholders, the record date shall be at least 10 days before the date of the meeting.
Section 6. Lost, Stolen or Destroyed Certificates.  In the event that the Board of Trustees discontinues the issuance of share certificates, thereafter shares represented by lost, stolen, or destroyed certificates shall be deemed registered and transferrable on the books of Trust. Before registering shares represented by lost, stolen, or destroyed certificates on the books of Trust, the Board of Trustees or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Trust a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Trust against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate.
ARTICLE VII
FISCAL YEAR AND ACCOUNTANT
Section 1. Fiscal Year.  The fiscal year of the Trust shall be as ordered by the Board of Trustees.
Section 2. Accountant.  The Trust shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Shareholders' meeting called for that purpose.
ARTICLE VIII
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
To the maximum extent permitted by the Delaware Act and, to the extent applicable, the 1940 Act, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a current or former Continuing Trustee, officer, or employee of the Trust and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Continuing Trustee, officer, or employee of the Trust and at the request of the Trust, serves or has served in a similar capacity for another entity and who is made a party to the proceeding by reason of his or her service in that capacity.  The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to a Continuing Trustee who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any officer, or employee of a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Declaration inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.
No provision of this Article VIII shall be effective to protect or purport to protect any Continuing Trustee, officer, or employee of the Trust against liability to the Trust or its Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
ARTICLE IX
ADOPTION, ALTERATION, OR REPEAL OF BYLAWS; SEVERABILITY
Except as otherwise expressly provided in these Bylaws, the Continuing Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.  If any provision of these Bylaws, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of these Bylaws and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
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